Exhibit 10.34

AMENDMENT NUMBER 2

TO

2000 CITY NATIONAL BANK

DIRECTOR DEFERRED COMPENSATION PLAN

(Amended and Restated for Plan Years 2004/5 and Later Effective on January 1, 2009)

WHEREAS, City National Bank (“Bank”) maintains the 2000 City National Bank Director Deferred Compensation Plan (Amended and Restated for Plan Years 2004/5 and Later Effective on January 1, 2009) (the “Plan”) to provide supplemental retirement income benefits for the outside directors of the Bank through deferrals of directors’ fees;

WHEREAS, pursuant to section 3.1(b) of the Plan, a Director may make elect to defer 100% of the Annual Retainer, Meeting Fees and/or the Annual Award;

WHEREAS, pursuant to Section 8.4 of the Plan, the Bank has the right to amend the Plan;

WHEREAS, it is desirable to amend the Plan to revise the definition of “Annual Award” to reflect changes made by the Board of Directors to the method of calculating the award;

WHEREAS, it is desirable to amend the Plan to add the definition of “Board Annual Retainer” to reflect an additional form of compensation payable to members of the Board of Directors;

WHEREAS, it is desirable to amend the Plan to add to the Compensation which may be deferred by a Director the Board Annual Retainer and to allow for the designation of the CNC Stock Fund as an investment election for the Board Annual Retainer; and

WHEREAS, this amendment is intended not to constitute a material modification, in accordance with Section 1.409A-6(a)(4)(i)(B) of the Treasury Regulations;

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2012, as follows:

1.                                      Section 1.2, Definitions, is amended to read as follows:

“Annual Award” shall mean the annual award to which a Director is entitled for service as a member of the board of directors of the Corporation or the Board of Directors of the Bank which is payable in cash.

“Board Annual Retainer” shall mean the annual retainer to which a Director is entitled for service as a member of the board of directors of the Corporation or the Board of Directors of the Bank which is payable in cash.

“Compensation” shall mean the Participant’s Annual Award, Board Annual Retainer, Annual Retainer and Meeting Fees.

2.                                      Section 3.1, Elections to Defer Compensation, (b) of the Plan is amended to read as follows:

General Rule. The amount of Compensation which an Eligible Director may elect to defer is as follows, subject to the limitations in Section 3.1(d), if applicable:

(i)                                     Any percentage or dollar amount of Annual Retainer up to 100%; and/or

(ii)                                  Any percentage or dollar amount of Meeting Fees up to 100%; and/or

(iii)                               100% of the Annual Award; provided that any Annual Award which is deferred must be designated to be invested in the CNC Stock Fund (as defined in Section 3.2(e)); and/or

(iv)                              Any percentage or dollar amount of the Board Annual Retainer up to 100%

3.                                      Section 3.2, Investment Elections, (e) is amended by adding new subparagraph (D):

(D)                               A participant will be permitted to designate the CNC Stock Fund for any portion of the Board Annual Retainer.

3.                                      Except as provided herein, the terms of the Plan remain in full force and effect.

IN WITNESS WHEREOF, the Bank has caused its duly authorized officer to execute this Amendment to be effective as of the date first referenced above.

CITY NATIONAL BANK

By:	/s/ Patti Fischer
Patti Fischer
Its: Senior Vice President
Human Resources